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                                                                    EXHIBIT 99.2

LOGO

                              KILOVAC CORPORATION                          PROXY
                               550 LINDEN AVENUE
                         CARPINTERIA, CALIFORNIA 93013

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Douglas C. Campbell, Ramzi Dabbagh and Richard Danchuck, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote as designated below, all the common shares of Kilovac Corporation held of record by the undersigned on July 31, 1996 at the Special Meeting of Shareholders to be held
on      , 1996, or any adjournment thereof.

1. APPROVAL OF FIRST AMENDMENT TO STOCK PURCHASE AND SUBSCRIPTION AGREEMENT. A VOTE IN FAVOR OF THE FIRST AMENDMENT BY THE BENEFICIARIES OF THE KILOVAC CORPORATION EMPLOYEE STOCK BONUS PLAN IS A DIRECTION TO THE TRUSTEE OF SUCH PLAN THAT SUCH BENEFICIARY IS IN FAVOR OF THE FIRST AMENDMENT. (check one)

   FOR [_]  AGAINST [_]  ABSTAIN [_]

  If you are a record holder of Kilovac shares voting in favor of the First Amendment to Stock Purchase and Subscription Agreement, please also sign and return the signature page of the First Amendment included with this Proxy.

2. MERGER OF KILOVAC WITH COMMUNICATIONS INSTRUMENTS INC. (check one)

   FOR [_]  AGAINST [_]  ABSTAIN [_]

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This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted in favor of the First Amendment and the Merger.

                                           Please sign exactly as name appears
                                           hereon. When shares are held by
                                           joint tenants, both should sign.
                                           When signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If
                                           a corporation, please sign in full
                                           corporate name by president or
                                           other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.

                                           DATED:       , 1996

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                                           Signature

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                                           Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.